Exhibit 10(i)

SECOND AMENDMENT TO
AGREEMENT OF LIMITED PARTNERSHIP
OF
PCS NITROGEN FERTILIZER, L.P.

          This Second Amendment (“Amendment”) to the Agreement of Limited Partnership dated March 3, 1992, among Arcadian Corporation, a Delaware corporation (“Arcadian”), as the General Partner, Mark S. Flynn, as the Organizational Limited Partner, and Arcadian Partners, L.P., a Delaware limited partnership (“Arcadian Partners”), as the Limited Partner, as amended by Amendment to Limited Partnership Agreement dated March 6, 1997, between PCS Nitrogen, Inc., a Delaware corporation (“Nitrogen”), as successor to Arcadian, and Arcadian Partners (such Agreement of Limited Partnership, as so amended, being referred to as the “Agreement”), is made this 15th day of December 2002 between PCS Nitrogen Fertilizer Operations, Inc., a Delaware corporation (“Operations”), as successor to Nitrogen, and PCS LP, Inc., a Delaware corporation (“PCS LP,” and together with Operations, “Partners”), as successor to Arcadian Partners.

          WHEREAS, PCS LP desires to convert, and Operations desires to have PCS LP convert, a portion of PCS LP’s limited partnership interest in PCS Nitrogen Fertilizer, L.P., a Delaware limited partnership (“Partnership”), into a general partnership interest in the Partnership; and

          WHEREAS, upon such conversion, PCS LP will have both a 69% general partnership interest and a 29.9899% limited partnership interest and will be both a general partner and the sole limited partner of the Partnership;

          NOW, THEREFORE, effective as of the date of this Amendment, the Partners hereby agree to amend the Agreement as follows:

1.	Definition of General Partner. The definition of “General Partner” in Article II of the Agreement is amended to read in its entirety as follows:

"General Partner” means the Company (and its successors) or PCS LP, Inc., a Delaware corporation, or both, as the case may be, as general partners of the Partnership.

2.	General Partner Equity Value. The defined term “General Partner Equity Value” in Article II of the Agreement is deleted.

3.	Definition of Limited Partner. The definition of “Limited Partner” in Article II of the Agreement is amended to read in its entirety as follows:

"Limited Partner” means PCS LP, Inc., a Delaware corporation, as successor to the Investor Partnership.

4.	Limited Partner Equity Value. The defined term “Limited Partner Equity Value” in Article II of the Agreement is deleted.

5.	Partner Equity Value. The following defined term is added in alphabetical order to Article II of the Agreement:

"Partner Equity Value” means, as of the date of any such determination, the fair market value of the respective Partnership Interests of the Partners, as determined by the General Partner using any reasonable method of valuation.

6.	Definition of Partnership Interest. The definition of “Partnership Interest” in Article II of the Agreement is amended to read in its entirety as follows:

"Partnership Interest” means the interest of a Partner in the Partnership (including, in the case of a Partner that is both a General Partner and a Limited Partner, both its general partnership interest and its limited partnership interest).

7.	Definition of Percentage Interest. The definition of “Percentage Interest” in Article II of the Agreement is amended to read in its entirety as follows:

"Percentage Interest” means, as of the date of any such determination, (a) as to the Company and its successors, 1.0101% as a General Partner and (b) as to PCS LP, Inc., a Delaware corporation, 69% as a General Partner and 29.9899% as the Limited Partner.

8.	Definition of Unrealized Gain. The definition of “Unrealized Gain” in Article II of the Agreement is amended to read in its entirety as follows:

"Unrealized Gain” attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the fair market value of such property as of such date over (b) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 4.6(d) as of such date). In determining such Unrealized Gain, the aggregate cash amount and fair market value of all Partnership assets (including cash and cash equivalents) shall be determined by the General Partner using any reasonable method of valuation; provided, however, that the General Partner, in arriving at such valuation, must take fully into account the Partner Equity Values at such time. The General Partner shall allocate such aggregate value among the assets of the Partnership (in such manner as it determines in its sole discretion to be reasonable) to arrive at a fair market value for individual properties.

9.	Definition of Unrealized Loss. The definition of “Unrealized Loss” in Article II of the Agreement is amended to read in its entirety as follows:

"Unrealized Loss” attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 4.6(d) as of such date) over (b) the fair market value of such property as of such date. In determining such Unrealized Loss, the aggregate cash amount and fair market value of all Partnership assets (including cash and cash equivalents) shall be determined by the General Partner using any reasonable method of valuation; provided, however, that the General Partner, in arriving at such valuation, must take fully into account the Partner Equity Values at such time. The General Partner shall allocate such aggregate value among the assets of the Partnership (in such manner as it determines in its sole discretion to be reasonable) to arrive at a fair market value for individual properties.

          Except as set forth in paragraphs 1-9 above, all provisions of the Agreement shall remain in full force and effect.

          IN WITNESS WHEREOF, Operations and PCS LP have caused this Amendment to be duly executed and delivered by their respective representatives as of this 15th day of December 2002.

PCS NITROGEN FERTILIZER OPERATIONS, INC.

By:	/s/ James F. Dietz
James F. Dietz President

PCS LP, INC.

By:	/s/ James F. Dietz
James F. Dietz President